Exhibit 99.1

NOT FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 7, 2012	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS THIRD QUARTER 2012 EARNINGS

Achieved operating revenues of $4.57 billion, in line with guidance

Improved year-over-year rate of revenue decline to 1.3% in third quarter 2012 compared to 4.6% year-over-year decline in pro forma(1) third quarter 2011

Realized strong growth in high-speed Internet subscribers of more than 44,000 during third quarter 2012

Achieved Adjusted Diluted EPS(1), (2) of $0.66 compared to $0.61 in pro forma third quarter 2011

Generated Free Cash Flow(2) of $905 million, excluding special items

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported strong operating revenues, operating cash flow and free cash flow for third quarter 2012.

“CenturyLink’s third quarter results reflect our continued progress toward top line revenue stabilization, successful integration of the Qwest and Savvis operations and alignment of our operating costs with our revenue and growth opportunities,” said Glen F. Post, III, chief executive officer and president.

“Our Enterprise Markets-Network team achieved recurring revenue growth for the third straight quarter driven by solid customer retention and the increasing revenue contribution from enterprise customers added earlier this year. We continue to see strong demand for network services from enterprise customers as we recorded solid quarterly bookings and exited the quarter with a strong sales funnel.

“Our strategic revenues continued to increase in our Regional Markets and Enterprise Markets operations; however, as previously discussed, we did experience modest strategic Wholesale

(1)  See the attached pro forma statements of income for more information about our pro forma results discussed in this release.

(2)  See attachments for non-GAAP reconciliations.

Markets revenue compression as wireless carriers continue to migrate from copper-based to fiber-based connections.

“We are pleased with the continued progress we made during the third quarter toward stabilizing top-line revenue and we believe our continued investment in our key strategic opportunities will help drive enhanced shareholder value,” Post said.

Third Quarter Highlights

•

Improved year-over-year actual-to-pro forma revenue trend to a 1.3% rate of decline (1.4% rate of decline excluding data integration revenue), compared to a 4.6% decline in pro forma third quarter 2011.

•	Achieved free cash flow of $905 million, excluding special items and integration-related capital expenditures.
•	Added more than 44,000 high-speed Internet customers; ended third quarter 2012 with over 5.8 million subscribers(3).
•

Reduced access line loss by 22% compared to third quarter 2011, as the line loss trend improved during third quarter 2012 to a 5.8% annual decline compared to a 7.1% annual decline in third quarter 2011.

•	Expanded the number of PrismTM TV subscribers by 11% in third quarter 2012 from second quarter 2012, ending the quarter with more than 104,000 subscribers in service.
•	Generated sequential recurring revenue growth in our Enterprise Markets - Network and Enterprise Markets - Data Hosting segments.
•	Opened a data center(4) in Singapore, bringing total data centers to 53 throughout North America, Europe and Asia, with total sellable floor space of approximately 1.4 million square feet.

Consolidated Third Quarter Financial Results

Operating revenues for third quarter 2012 were $4.57 billion compared to $4.60 billion in third quarter 2011. This decrease was driven by lower legacy services revenues primarily due to the impact of access line losses and lower access revenues partially offset by $58 million of incremental revenue contributions from the Savvis acquisition completed July 15, 2011 and increases in strategic revenues, primarily resulting from business customer demand for high-bandwidth data services and growth in high-speed Internet and PrismTM TV subscribers.

Comparing pro forma 2011 to third quarter 2012, operating revenues declined 1.3% from $4.63 billion a year ago to $4.57 billion this quarter, due to the decline in legacy revenues more than offsetting the increase in strategic revenues as discussed above.

Operating expenses, excluding special items, decreased to $3.86 billion from $3.94 billion in third quarter 2011, primarily due to lower personnel-related costs, operating taxes and depreciation and amortization expense, partially offset by $50 million of incremental operating costs associated with the Savvis acquisition included in the current quarter.

(3)  Effective second quarter 2012, CenturyLink modified its high-speed Internet reporting to include consumer, business and wholesale subscribers instead of only consumer and small business subscribers.

(4)  We define a “data center” as any facility where we market, sell and deliver either colocation services or multi-tenant managed services, or both.

Comparing pro forma 2011 to third quarter 2012, operating expenses, excluding special items, decreased to $3.86 billion in third quarter 2012 from pro forma third quarter 2011 operating expenses of $3.98 billion.

Operating cash flow (as defined in our attached supplemental schedules), excluding special items, increased slightly to $1.90 billion from $1.88 billion in third quarter 2011, primarily due to lower personnel-related costs and the Savvis acquisition contribution to operating cash flow, which was partially offset by the decline in legacy revenues. For third quarter 2012, CenturyLink achieved an operating cash flow margin, excluding special items, of 41.5% versus 41.0% in third quarter 2011.

Third quarter 2012 operating cash flow of $1.90 billion, excluding special items, was flat from pro forma third quarter 2011. Operating cash flow margin, excluding special items, was 41.5% in third quarter 2012 compared to 40.9% in pro forma third quarter 2011.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangibles, and the non-cash after-tax impact to interest expense of the assignment of fair value to debt outstanding related to the Embarq, Qwest and Savvis transactions.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for third quarter 2012 was $413 million compared to pro forma Adjusted Net Income of $377 million in third quarter 2011. Third quarter 2012 Adjusted Diluted EPS was $0.66 compared to pro forma Adjusted Diluted EPS of $0.61 in the year-ago period. See the attached schedules for additional information.

GAAP Results — Third Quarter

Under generally accepted accounting principles (GAAP), net income for third quarter 2012 was $270 million compared to $138 million for third quarter 2011, and diluted earnings per share for third quarter 2012 was $0.43 compared to $0.22 for third quarter 2011. Third quarter 2012 net income and diluted earnings per share reflect $33 million ($0.05 per share) due to a favorable out-of-period adjustment to depreciation expense related to the fair value previously assigned to Embarq plant assets, an income tax benefit from the reversal of a valuation allowance and a gain on the sale of a non-operating investment, which were partially offset by severance, integration and retention costs associated with the Embarq, Qwest and Savvis acquisitions and severance associated with recent expense reduction initiatives.

Third quarter 2011 net income and diluted earnings per share reflect after-tax integration, severance, and retention costs associated with the Embarq, Qwest and Savvis acquisitions of $70 million ($0.12 per share).

Segment Results / Highlights

Regional Markets

The Regional Markets segment continued to improve revenue and access line trends in local markets by leveraging CenturyLink’s local operating model.

•                  Strategic revenues were $912 million in the quarter, a 7.9% increase over pro forma third quarter 2011. Excluding the impact of private line services, the adjusted growth rate was more than 9%.

•                  Generated $2.47 billion in total revenues, a decrease of 2.1% from pro forma third quarter 2011, reflecting the continued decline in traditional legacy services tempered by Access Recovery Charges implemented effective July 1, 2012 in accordance with the CAF Order(5).

•                  Achieved strong business strategic data and network managed services growth.

•                  Added more than 10,000 PrismTM TV subscribers during third quarter with over 90% attachment rate of broadband services.

Wholesale Markets

The Wholesale Markets segment strategic revenues declined modestly from pro forma third quarter 2011 primarily due to wireless carrier migration from private line to Ethernet services. The Company is progressing well in its fiber-to-the-tower builds and currently expects to complete 4,000 to 4,500 fiber builds in 2012.

•                  Strategic revenues were $568 million in the quarter, slightly lower than pro forma third quarter 2011, driven by wireless carrier bandwidth expansion and higher Ethernet sales offset by declines in copper-based revenue.

•                  Generated $908 million in total revenues, a decrease of 7.6% from pro forma third quarter 2011, reflecting the implementation of the CAF Order rate reduction and continued decline in legacy services primarily driven by lower long distance and switched access minutes of use associated with access line loss and displacement of access minutes by alternative forms of communication.

•                  Completed approximately 1,335 fiber builds during the third quarter and more than 3,300 year-to-date, ending the quarter with approximately 13,500 fiber-connected towers.

Enterprise Markets — Network

The Enterprise Markets — Network segment achieved solid growth in recurring revenue sales in the third quarter.

•                  Strategic revenues were $341 million in the quarter, a 7.2% increase over pro forma third quarter 2011 driven by strength in high-bandwidth offerings such as MPLS(6) and Ethernet services. Excluding the impact of private line services, the adjusted growth rate was more than 13%.

•                  Generated $658 million in total revenues, an increase of 5.6% from pro forma third quarter 2011, reflecting growth in high-bandwidth offerings and data integration revenues partially offset by declines in legacy services revenues.

•                  Achieved a third straight quarter of sequential recurring revenue growth.

(5)  Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011

(6)  Multiprotocol Label Switching

Enterprise Markets — Data Hosting

The Enterprise Markets — Data Hosting segment (primarily Savvis operations) grew managed hosting (including cloud) and colocation services revenue, with strength in core managed hosting products and in the financial and media verticals.

•                  Operating revenues were $280 million in the quarter, an 8.1% increase from pro forma third quarter 2011. Colocation revenues were $113 million, a 7.6% increase from pro forma third quarter 2011, and managed hosting revenues were $107 million, representing a 9.2% increase over the same period a year ago.

•                  Continued to expand global geographic reach in key markets with opening of new data center in Singapore and expansion of data center in New York/New Jersey market.

•                  Closed acquisition of certain assets of Ciber’s IT Outsourcing (ITO) business in mid-October, which enhances and expands CenturyLink’s capabilities in areas such as application-management services and help-desk support.

•                  Announced in October forthcoming launch of savvisdirect(7), expanding CenturyLink’s portfolio of cloud services to businesses of all sizes.

Integration Update

During third quarter 2012, CenturyLink incurred pre-tax integration, severance and retention costs of $17 million ($10 million net after-tax) related to the Embarq, Qwest and Savvis acquisitions.

CenturyLink ended third quarter 2012 with an annualized operating expense synergy run rate of approximately $450 million from the Qwest acquisition. CenturyLink currently expects to exit 2012 with approximately $480 million in annual run-rate synergies related to the Qwest acquisition as operating expense savings are being achieved earlier than anticipated.

Guidance — Fourth Quarter 2012 and Full Year 2012

The Company expects fourth quarter 2012 operating cash flow to increase compared to third quarter 2012 due to anticipated continued growth in strategic revenues and lower outside plant maintenance and utility costs.

Fourth Quarter 2012
Operating Revenue	$4.56 to $4.61 billion
Operating Cash Flow (excl special items)	$1.90 to $1.94 billion
Adjusted Diluted EPS (excl special items)	$0.64 to $0.69

Full Year 2012	Previous Guidance	Current Guidance
Operating Revenue	$18.3 to $18.4 billion	$18.35 to $18.4 billion
Operating Cash Flow (excl special items)	$7.5 to $7.65 billion	$7.64 to $7.68 billion
Adjusted Diluted EPS (excl special items)	$2.45 to $2.55	$2.64 to $2.69
Capital Expenditures(8)	$2.7 to $2.8 billion	$2.75 to $2.85 billion
Free Cash Flow (excl special items)	$3.25 to $3.4 billion	$3.3 to $3.4 billion

(7)  savvisdirect is CenturyLink’s highly scalable and easy-to-use cloud services platform designed for business of all sizes that is immediately accessible to business users, IT administrators and developers through an intuitive, user-friendly Web portal

2013 Outlook

CenturyLink’s operating and capital investment in its key strategic initiatives is driving strategic revenue growth and the Company expects to continue to invest in these key initiatives in the future.

CenturyLink anticipates further improvement in top line revenues in 2013, currently expecting the annual rate of revenue decline for full year 2013 compared to full year 2012 to be in the - 0.5% to 1.5% range. Additionally, the Company expects to reach top line revenue stabilization in 2014.  Similar to what the Company anticipates experiencing in 2012, operating and free cash flows are anticipated to be lower in 2013 primarily due to the Company’s continued shift in its legacy and strategic revenue mix, and investment in key strategic initiatives. In addition, the Company expects a lower level of incremental synergies in 2013 compared to the level of incremental synergies anticipated to be achieved in 2012.

CenturyLink expects to provide 2013 guidance in mid-February when it reports fourth quarter and full year 2012 results.

All 2012 guidance figures and 2013 outlook statements included in this release (i) speak as of November 7, 2012 only, (ii) include the impact of the Ciber ITO assets acquired on October 15, 2012, and (iii) exclude the effects of special items, future changes in regulation or accounting rules, integration expenses associated with the Qwest, Savvis and Ciber acquisitions, any changes in operating or capital plans and any future mergers, acquisitions, divestitures, buybacks or other similar business transactions. See “Forward-Looking Statements” below.

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, November 7, 2012. Interested parties can access the call by dialing 866-244-4518. The call will be accessible for replay through November 14, 2012, by calling 888-266-2081 and entering the access code 1592908. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through November 28, 2012.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of special items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of

(8)  Excludes approximately $65 million of integration-related capital expenditures additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLinkTM PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including recent reforms and changes by the Federal Communications Commission regarding intercarrier compensation and the Universal Service Fund, among other things); our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions; our ability to successfully integrate recently acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use the net operating loss carryovers of Qwest in projected amounts; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; the effects of adverse weather; other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2011, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30, 2012				Three months ended September 30, 2011
				As adjusted			As adjusted		Increase
				excluding			excluding		(decrease)
		Less		special		Less	special	Increase	excluding
	As	special		items	As	special	items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items	(Non-GAAP)	as reported	items

OPERATING REVENUES
Strategic	$2,101			2,101	1,960		1,960	7.2%	7.2%
Legacy	2,045			2,045	2,223		2,223	(8.0)%	(8.0)%
Data integration	168			168	166		166	1.2%	1.2%
Other	257			257	247		247	4.0%	4.0%
	4,571	—		4,571	4,596	—	4,596	(0.5)%	(0.5)%

OPERATING EXPENSES
Cost of services and products	1,943	4	(1)	1,939	1,950	20 (5)	1,930	(0.4)%	0.5%
Selling, general and administrative	748	15	(1)	733	870	89 (5)	781	(14.0)%	(6.1)%
Depreciation and amortization	1,144	(45	)(2)	1,189	1,228		1,228	(6.8)%	(3.2)%
	3,835	(26)		3,861	4,048	109	3,939	(5.3)%	(2.0)%

OPERATING INCOME	736	26		710	548	(109)	657	34.3%	8.1%

OTHER INCOME (EXPENSE)
Interest expense	(326)			(326)	(324)		(324)	0.6%	0.6%
Other income (expense)	12	6	(3)	6	7		7	71.4%	(14.3)%
Income tax expense	(152)	1	(4)	(153)	(93)	39 (6)	(132)	63.4%	15.9%

NET INCOME	$270	33		237	138	(70)	208	95.7%	13.9%

BASIC EARNINGS PER SHARE	$0.43	0.05		0.38	0.22	(0.12)	0.34	95.5%	11.8%
DILUTED EARNINGS PER SHARE	$0.43	0.05		0.38	0.22	(0.12)	0.34	95.5%	11.8%

AVERAGE SHARES OUTSTANDING
Basic	621,148			621,148	612,277		612,277	1.4%	1.4%
Diluted	623,296			623,296	613,686		613,686	1.6%	1.6%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.725		0.725	—	—

SPECIAL ITEMS

(1) -

Includes severance costs associated with recent reduction in force initiatives ($2 million), integration, severance, and retention costs associated with our acquisition of Qwest ($16 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($4 million); partially offset with a $3 million credit related to tax incentives for the Embarq integration.

(2) -	Out-of-period depreciation adjustment ($45 million) to correct an overstatement of depreciation in prior quarters.
(3) -	Gain on the sale of a non-operating investment ($6 million).
(4) -	Income tax expense of Items (1) through (3) ($12 million) and benefit from the reversal of a valuation allowance $11 million.
(5) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($65 million); integration and severance costs associated with our acquisition of Embarq ($24 million); and transaction and other costs associated with our acquisition of Savvis ($20 million).

(6) -	Income tax benefit of Item (5).

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Nine months ended September 30, 2012				Nine months ended September 30, 2011
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items

OPERATING REVENUES
Strategic	$6,237			6,237	4,229			4,229	47.5%	47.5%
Legacy	6,284			6,284	5,494			5,494	14.4%	14.4%
Data integration	483			483	349			349	38.4%	38.4%
Other	789			789	626			626	26.0%	26.0%
	13,793	—		13,793	10,698	—		10,698	28.9%	28.9%

OPERATING EXPENSES
Cost of services and products	5,732	25	(1)	5,707	4,357	60	(5)	4,297	31.6%	32.8%
Selling, general and administrative	2,454	111	(1)	2,343	2,075	344	(5)	1,731	18.3%	35.4%
Depreciation and amortization	3,560	(30	)(2)	3,590	2,774			2,774	28.3%	29.4%
	11,746	106		11,640	9,206	404		8,802	27.6%	32.2%

OPERATING INCOME	2,047	(106)		2,153	1,492	(404)		1,896	37.2%	13.6%

OTHER INCOME (EXPENSE)
Interest expense	(1,004)			(1,004)	(732)	5	(6)	(737)	37.2%	36.2%
Other income (expense)	(167)	(183	)(3)	16	(4)	(16	)(7)	12	4075.0%	33.3%
Income tax expense	(332)	126	(4)	(458)	(292)	163	(8)	(455)	13.7%	0.7%

NET INCOME	$544	(163)		707	464	(252)		716	17.2%	(1.3)%

BASIC EARNINGS PER SHARE	$0.88	(0.26)		1.14	0.91	(0.50)		1.41	(3.3)%	(19.1)%
DILUTED EARNINGS PER SHARE	$0.87	(0.26)		1.13	0.91	(0.50)		1.41	(4.4)%	(19.9)%

AVERAGE SHARES OUTSTANDING
Basic	619,748			619,748	504,919			504,919	22.7%	22.7%
Diluted	621,828			621,828	506,063			506,063	22.9%	22.9%

DIVIDENDS PER COMMON SHARE	$2.175			2.175	2.175			2.175	—	—

SPECIAL ITEMS

(1) -               Includes severance costs associated with recent reduction in force initiatives ($68 million), integration, severance, and retention costs associated with our acquisition of Qwest ($62 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($9 million); partially offset with a $3 million credit related to tax incentives for the Embarq integration.

(2) -               Out-of-period depreciation adjustment ($30 million) to correct an overstatement of depreciation in prior quarters.

(3) -               Net loss associated with early retirement of debt ($194 million), partially offset by a gain on the sale of a non-operating investment $11 million.

(4) -               Income tax benefit of Items (1) through (3) and benefit from the reversal of a valuation allowance ($11 million).

(5) -               Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($316 million); integration and severance costs associated with our acquisition of Embarq ($79 million); transaction and other costs associated with our acquisition of Savvis ($22 million); net of a favorable settlement of an operating tax issue $13 million.

(6) -               Reflects the interest component of a favorable settlement of an operating tax issue.

(7) -               Expense associated with terminating a bridge credit facility related to the Savvis acquisition.

(8) -               Income tax benefit of Items (5) through (7) and a benefit from the reduction of an NOL valuation allowance ($14 million).

CenturyLink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

(UNAUDITED)

(Dollars in millions)

	September 30,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$194	128
Other current assets	3,639	3,389
Total current assets	3,833	3,517

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	31,288	29,585
Accumulated depreciation	(12,275)	(10,141)
Net property, plant and equipment	19,013	19,444

GOODWILL AND OTHER ASSETS
Goodwill	21,732	21,732
Other	10,054	11,351
Total goodwill and other assets	31,786	33,083

TOTAL ASSETS	$54,632	56,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,198	480
Other current liabilities	3,733	3,537
Total current liabilities	4,931	4,017

LONG-TERM DEBT	19,508	21,356
DEFERRED CREDITS AND OTHER LIABILITIES	9,996	9,844
STOCKHOLDERS’ EQUITY	20,197	20,827

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,632	56,044

CenturyLink, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2011

OPERATING ACTIVITIES
Net income	$544	464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,560	2,774
Deferred income taxes	260	298
Provision for uncollectible accounts	144	94
Loss on early retirement of debt	194	1
Changes in current assets and current liabilities, net	111	43
Retirement benefits	(179)	(170)
Changes in other noncurrent assets and liabilities	91	21
Other, net	(39)	(52)
Net cash provided by operating activities	4,686	3,473

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,024)	(1,511)
Cash paid for Savvis acquisition, net of $94 cash acquired	—	(1,671)
Cash acquired in Qwest acquisition, net of $5 cash paid	—	419
Proceeds from sale of property	133	—
Other, net	28	14
Net cash used in investing activities	(1,863)	(2,749)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	3,363	3,159
Payments of long-term debt	(4,529)	(1,442)
Early retirement of debt costs	(324)	(13)
Net borrowings (payments) on credit facility	3	(365)
Dividends paid	(1,357)	(1,105)
Net proceeds from issuance of common stock	91	79
Repurchase of common stock	(20)	(31)
Other, net	14	(41)
Net cash (used in) provided by financing activities	(2,759)	241

Effect of exchange rate changes on cash and cash equivalents	2	(15)

Net increase in cash and cash equivalents	66	950
Cash and cash equivalents at beginning of period	128	173

Cash and cash equivalents at end of period	$194	1,123

CenturyLink, Inc.

SELECTED SEGMENT FINANCIAL INFORMATION

THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Total segment revenues	$4,314	4,349	13,004	10,072
Total segment expenses	2,037	2,043	6,039	4,428
Total segment income	$2,277	2,306	6,965	5,644
Total segment income margin (segment income divided by segment revenues)	52.8%	53.0%	53.6%	56.0%

Regional Markets Segment
Revenues
Strategic services	$912	845	2,693	2,008
Legacy services	1,491	1,599	4,541	4,018
Data integration	65	78	197	173
	$2,468	2,522	7,431	6,199
Expenses
Direct	$1,002	1,028	2,945	2,455
Allocated	77	64	213	137
	$1,079	1,092	3,158	2,592

Segment income	$1,389	1,430	4,273	3,607
Segment income margin	56.3%	56.7%	57.5%	58.2%

Wholesale Markets Segment
Revenues
Strategic services	$568	574	1,724	1,344
Legacy services	340	408	1,089	1,000
	$908	982	2,813	2,344
Expenses
Direct	$38	44	131	122
Allocated	235	263	715	586
	$273	307	846	708

Segment income	$635	675	1,967	1,636
Segment income margin	69.9%	68.7%	69.9%	69.8%

Enterprise Markets - Network Segment
Revenues
Strategic services	$341	318	998	646
Legacy services	214	216	654	476
Data integration	103	88	286	176
	$658	622	1,938	1,298
Expenses
Direct	$189	183	572	369
Allocated	277	296	830	592
	$466	479	1,402	961

Segment income	$192	143	536	337
Segment income margin	29.2%	23.0%	27.7%	26.0%

Enterprise Markets - Data Hosting Segment
Revenues
Strategic services	$280	223	822	231
	$280	223	822	231
Expenses
Direct	$236	184	687	195
Allocated	(17)	(19)	(54)	(28)
	$219	165	633	167

Segment income	$61	58	189	64
Segment income margin	21.8%	26.0%	23.0%	27.7%

During the second quarter of 2012, we restructured our four operating segments to more effectively leverage the strategic assets from our recent acquisitions of Embarq, Qwest and Savvis.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  In addition, we now allocate certain expenses from our enterprise markets-data hosting segment to our other three segments.  We have restated prior periods to reflect these changes in our methodology.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Three months ended September 30, 2012				Three months ended September 30, 2011
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$736	26	(1)	710	548	(109	)(3)	657
Add: Depreciation and amortization	1,144	(45	)(2)	1,189	1,228	—		1,228
Operating cash flow	$1,880	(19)		1,899	1,776	(109)		1,885

Revenues	$4,571	—		4,571	4,596	—		4,596

Operating income margin (operating income divided by revenues)	16.1%			15.5%	11.9%			14.3%

Operating cash flow margin (operating cash flow divided by revenues)	41.1%			41.5%	38.6%			41.0%

Free cash flow
Operating cash flow				$1,899				1,885
Less: Cash (paid) refunded for income taxes				(28)				1
Less: Cash paid for interest, net of amounts capitalized				(268)				(300)
Less: Capital expenditures (4)				(704)				(712)
Other income (expense)				6				7
Free cash flow (5)				905				881

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($2 million), integration, severance, and retention costs associated with our acquisition of Qwest ($16 million) and integration, severance, retention costs associated with our acquisition of Savvis ($4 million); partially offset with a $45 million out-of-period depreciation adjustment and a $3 million credit related to tax incentives for the Embarq integration.

(2) -	Out-of-period depreciation adjustment ($45 million) to correct an overstatement of depreciation in prior quarters.
(3) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($65 million); integration and severance costs associated with our acquisition of Embarq ($24 million); transaction and other costs associated with our acquisition of Savvis ($20 million).

(4) -	Excludes $15 million in third quarter 2012 and $9 million in third quarter 2011 of capital expenditures related to the integration of Embarq, Qwest and Savvis.
(5) -	Excludes special items identified in items (1) to (3) and the impact of pension contributions of $32 million for third quarter 2012.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Nine months ended September 30, 2012				Nine months ended September 30, 2011
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$2,047	(106	)(1)	2,153	1,492	(404	)(3)	1,896
Add: Depreciation and amortization	3,560	(30	)(2)	3,590	2,774	—		2,774
Operating cash flow	$5,607	(136)		5,743	4,266	(404)		4,670

Revenues	$13,793	—		13,793	10,698	—		10,698

Operating income margin (operating income divided by revenues)	14.8%			15.6%	13.9%			17.7%

Operating cash flow margin (operating cash flow divided by revenues)	40.7%			41.6%	39.9%			43.7%

Free cash flow
Operating cash flow				$5,743				4,670
Less: Cash (paid) refunded for income taxes				(59)				100
Less: Cash paid for interest, net of amounts capitalized				(997)				(760)
Less: Capital expenditures (4)				(1,981)				(1,485)
Other income (expense)				16				12
Free cash flow (5)				2,722				2,537

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($68 million), integration, severance, and retention costs associated with our acquisition of Qwest ($62 million) and integration, severance, retention costs associated with our acquisition of Savvis ($9 million); partially offset with a $30 million out-of-period depreciation adjustment and a $3 million credit related to tax incentives for the Embarq integration.

(2) -	Our-of-period depreciation adjustment ($30 million) to correct an overstatement of depreciation in prior quarters.
(3) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($316 million); integration and severance costs associated with our acquisition of Embarq ($79 million); transaction and other costs associated with our acquisition of Savvis ($22 million); net of a favorable settlement of an operating tax issue $13 million.

(4) -

Excludes $43 million for the nine months ended September 30, 2012 and $26 million for the nine months ended September 30, 2011 of capital expenditures related to the integration of Embarq, Qwest and Savvis.

(5) -

Excludes (i) special items identified in items (1) to (3) and (ii) the impact of pension contributions of $32 million for the nine months ended September 30, 2012 and $100 million for the nine months ended September 30, 2011.

CenturyLink, Inc.

ADJUSTED AND PRO FORMA STATEMENTS OF INCOME - NON-GAAP

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND JUNE 30, 2012  AND PRO FORMA THREE MONTHS ENDED SEPTEMBER 30, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts, shares in thousands)

					Pro forma (1)
	Three months		Three months		Three months
	ended		ended		ended
	September 30, 2012		June 30, 2012		September 30, 2011
	(excluding		(excluding		(excluding
	special items)(2)		special items)(2)		special items)(2)

OPERATING REVENUES
Strategic services	$2,101		2,076		1,994
Legacy services	2,045		2,100		2,227
Data integration	168		170		166
Other	257		266		246
	4,571		4,612		4,633

OPERATING EXPENSES
Cash expenses	2,672	(A)	2,712	(B)	2,739	(C)
Depreciation and amortization	1,189	(D)	1,208		1,240
	3,861		3,920		3,979

OPERATING INCOME	710		692		654

OTHER INCOME (EXPENSE)
Interest expense	(326)		(335)		(327)
Other income (expense)	6	(E)	3	(F)	7
Income tax expense	(153	)(G)	(142	)(G)	(130	)(G)

NET INCOME	$237		218		204

DILUTED EARNINGS PER SHARE	$0.38		0.35		0.33

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	623,296		621,839		616,560

OPERATING CASH FLOW
Operating income	$710		692		654
Add: Depreciation and amortization	1,189		1,208		1,240
Operating cash flow	$1,899		1,900		1,894

	As of	As of	As of
	September 30, 2012	June 30, 2012	September 30, 2011
OPERATING METRICS
Broadband subscribers	5,807	5,763	5,579
Access lines	13,946	14,145	14,803

(1)

The pro forma information presented above reflects the operations of CenturyLink (which includes Qwest for the entire third quarter 2011) and Savvis assuming Savvis’ results of operations had been combined as of January 1, 2010. Pro forma adjustments include (i) the amortization of the fair value assigned to intangible assets (primarily customer relationship); (ii) adjustments to depreciation to reflect the fair value assigned to property, plant and equipment; and (iii) the related income tax effects. The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Savvis merger had been consummated as of January 1, 2010.

(2)		Summary description of special items for Third Quarter 2012, Second Quarter 2012 and Third Quarter 2011:
(A)

Excludes severance costs associated with recent reduction in force initiatives ($2 million), integration, severance, and retention costs associated with our acquisition of Qwest ($16 million) and integration, severance, retention costs associated with our acquisition of Savvis ($4 million); partially offset with a $3 million credit related to tax incentives for the Embarq integration.

(B)

Excludes severance costs associated with recent reduction in force initiatives ($23 million), integration, severance, and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(C)

Excludes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($65 million); integration and severance costs associated with our acquisition of Embarq ($24 million); and transaction and other costs associated with our acquisition of Savvis ($20 million).

	(D)	Excludes out-of-period depreciation adjustment ($45 million) to correct an overstatement of depreciation in prior quarters.
	(E)	Excludes gain on the sale of a non-operating investment ($6 million).
	(F)	Excludes net loss associated with early retirement of debt ($202 million).
(G)

Excludes tax effect of above items (A) to (F) ($12 million) for third quarter 2012; ($93 million) for second quarter 2012 and ($39 million) for third quarter 2011. Third quarter 2012 also excludes a benefit from the reversal of a valuation allowance $11 million.

CenturyLink, Inc.

SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND JUNE 30, 2012 AND PRO FORMA THREE MONTHS ENDED SEPTEMBER 30, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts)

			Pro Forma*
	Three months	Three months	Three months
	ended	ended	ended
	September 30, 2012	June 30, 2012	September 30, 2011
	(excluding	(excluding	(excluding
	special items)	special items)	special items)

Net income **	$237	218	204

Add back:
Amortization of customer base intangibles:
Qwest	241	244	257
Embarq	34	39	39
Savvis	15	14	20

Amortization of trademark intangibles:
Qwest	15	16	20
Savvis	2	3	2

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	1
Qwest	(20)	(20)	(56)

Subtotal	288	297	283
Tax effect of above items	(112)	(112)	(110)
Net adjustment, after taxes	176	185	173

Net income, as adjusted for above items	$413	403	377

Weighted average diluted shares outstanding	623.3	621.8	616.6

Diluted EPS (excluding special items)	$0.38	0.35	0.33

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.66	0.65	0.61

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to recent acquisitions.  Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*The pro forma information presented above reflects the operations of CenturyLink (which includes Qwest for the entire third quarter 2011) and Savvis assuming Savvis’ results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the amortization of the fair value assigned to intangible assets (primarily customer relationship); (ii) adjustments to depreciation to reflect the fair value assigned to property, plant and equipment; and (iii) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Savvis merger had been consummated as of January 1, 2010.

**See preceding schedule for a summary description of special items.

CenturyLink, Inc.

SUPPLEMENTAL PRO FORMA SEGMENT DATA

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND JUNE 30, 2012  AND PRO FORMA THREE MONTHS ENDED SEPTEMBER 30, 2011

ASSUMING CENTURYLINK’S ACQUISITION OF SAVVIS OCCURRED JANUARY 1, 2010

(UNAUDITED)

(Dollars in millions)

			Pro forma (*)
	Three months	Three months	Three months
	ended	ended	ended
	September 30, 2012	June 30, 2012	September 30, 2011
Total segment revenues	$4,314	4,346	4,387
Total segment expenses	2,037	2,024	2,071
Total segment income**	$2,277	2,322	2,316
Total segment income margin (segment income divided by segment revenues)	52.8%	53.4%	52.8%

Regional Markets Segment
Revenues
Strategic services	$912	894	845
Legacy services	1,491	1,510	1,599
Data integration	65	73	78
	$2,468	2,477	2,522
Expenses
Direct	$1,002	981	1,028
Allocated	77	67	64
	$1,079	1,048	1,092

Segment income	$1,389	1,429	1,430
Segment income margin	56.3%	57.7%	56.7%

Wholesale Markets Segment
Revenues
Strategic services	$568	574	574
Legacy services	340	370	409
	$908	944	983
Expenses
Direct	$38	45	44
Allocated	235	241	263
	$273	286	307

Segment income	$635	658	676
Segment income margin	69.9%	69.7%	68.8%

Enterprise Markets - Network Segment
Revenues
Strategic services	$341	333	318
Legacy services	214	218	217
Data integration	103	97	88
	$658	648	623
Expenses
Direct	$189	199	183
Allocated	277	280	296
	$466	479	479

Segment income	$192	169	144
Segment income margin	29.2%	26.1%	23.1%

Enterprise Markets - Data Hosting Segment
Revenues
Strategic services	$280	277	259
	$280	277	259
Expenses
Direct	$236	230	212
Allocated	(17)	(19)	(19)
	$219	211	193

Segment income	$61	66	66
Segment income margin	21.8%	23.8%	25.5%

During the second quarter of 2012, we restructured our four operating segments to more effectively leverage the strategic assets from our recent acquisitions of Embarq, Qwest and Savvis.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  In addition, we now allocate certain expenses from our enterprise markets-data hosting segment to our other three segments.  We have restated prior periods to reflect these changes in our methodology.  The pro forma segment data for 2010 has not been restated as it is deemed impracticable to do so.

*The pro forma information presented above reflects the operations of CenturyLink (which includes Qwest for the entire third quarter 2011) and Savvis assuming Savvis’ results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the amortization of the fair value assigned to intangible assets (primarily customer relationship); (ii) adjustments to depreciation to reflect the fair value assigned to property, plant and equipment; and (iii) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Savvis merger had been consummated as of January 1, 2010.  For additional information regarding this pro forma information, including related pro forma adjustments, please see the preceding supplemental schedule.

** See preceding schedule for a summary description of special items.

CenturyLink, Inc.

SUPPLEMENTAL SELECT SAVVIS REVENUE INFORMATION

THREE MONTHS ENDED SEPTEMBER 30, 2012, JUNE 30, 2012, AND PRO FORMA THREE MONTHS ENDED SEPTEMBER 30, 2011

(UNAUDITED)

(Dollars in millions)

			Pro Forma*
	Three months	Three months	Three months
	ended	ended	ended
	September 30, 2012	June 30, 2012	September 30, 2011

Colocation revenue	$110	107	98
Managed hosting revenue	108	106	98

*The pro forma information presented above reflects certain selected revenue of Savvis assuming CenturyLink owned Savvis as of

January 1, 2010.    As noted more fully on the prior schedules, the above pro forma information has not been prepared in accordance with generally accepted accounting principles and is for illustrative purposes only.